UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2024
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Arvinas, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38672	47-2566120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut	06511
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 535-1456
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On December 13, 2024, Arvinas Operations, Inc. (the “Company”), a wholly owned subsidiary of Arvinas, Inc., entered into a Seventh Amendment to Lease (the “Seventh Building 5 Lease Amendment”) with Science Park Development Corporation (the “Landlord”). The Seventh Building 5 Lease Amendment further amends that certain Lease, executed on or about January 2, 2018, by and between the Company and the Landlord (as amended on May 23, 2018, September 4, 2018, March 12, 2019, January 31, 2020, January 4, 2021, and June 13, 2023, the “Original Building 5 Lease”), pursuant to which Operations leased certain office and laboratory space in New Haven, Connecticut (the “Building 5 Premises”). The Seventh Building 5 Lease Amendment expands the Building 5 Premises to include approximately an additional 1,500 rentable square feet for a total of approximately 64,000 rentable square feet, extends the term of the Original Building 5 Lease to December 31, 2029, and sets forth the monthly base rent during the extended term. From January 1, 2025 to December 31, 2025, the monthly base rent for the Building 5 Premises, as expanded, will be $157,380.04. The Seventh Building 5 Lease Amendment also provides the Company with the option to renew the Original Building 5 Lease, as amended by the Seventh Building 5 Lease Amendment, for an additional five years upon 270 days’ notice prior to the expiration of the term, as well as a right of first offer to lease certain future available space at Building 5, within 20 days of receipt of notice from the Landlord of the availability of such additional premises. Except as set forth above, the material terms of the Original Building 5 Lease remain unchanged.
In addition, on December 13, 2024, the Company entered into a Third Amendment to Lease (the “Third Building 4 Lease Amendment”) with the Landlord. The Third Building 4 Lease Amendment amends that certain Lease, dated as of November 15, 2019, by and between the Company and the Landlord (as amended on February 27, 2020 and January 4, 2021, the “Original Building 4 Lease”), for office and laboratory space in New Haven, Connecticut (the “Building 4 Premises”). The Third Building 4 Lease Amendment extends the term of the Original Building 4 Lease to December 31, 2029 and sets forth the monthly base rent during the extended term. From January 1, 2025 to December 31, 2025, the monthly base rent for the Building 4 Premises will be $8,653.33. The Third Building 4 Lease Amendment also provides the Company with the option to renew the Original Building 4 Lease, as amended by the Third Building 4 Lease Amendment, for an additional five years upon 270 days’ notice prior to the expiration of the term, as well as a right of first offer to lease certain future available space at Building 4, within 20 days of receipt of notice from the Landlord of the availability of such additional premises. Except as set forth above, the material terms of the Original Building 4 Lease remain unchanged.
The foregoing summary of the Seventh Building 5 Amendment and the Third Building 4 Lease Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Seventh Building 5 Amendment and the Third Building 4 Lease Amendment, copies of which Arvinas, Inc. expects to file with the U.S. Securities and Exchange Commission as exhibits to its Annual Report on Form 10-K for the year ending December 31, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINAS, INC.

Date: December 16, 2024	By:	/s/ Andrew Saik
Andrew Saik Chief Financial Officer